EXHIBIT 10.8

                        INCENTIVE STOCK OPTION AGREEMENT
                                      UNDER
                             ESCO TECHNOLOGIES INC.
                            2001 STOCK INCENTIVE PLAN


     THIS AGREEMENT, made this _____ day of ____________, 200___, by and between ESCO TECHNOLOGIES INC., a Missouri corporation (hereinafter called the "Company"), and _______________________________________ (hereinafter called
"Optionee"),

     WITNESSETH THAT:

     WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the ESCO Technologies Inc. 2001 Stock Incentive Plan (the "Plan") pursuant to which options may be granted to key officers, managers and professional employees of the Company and its subsidiaries; and

     WHEREAS, Optionee is now a key officer, manager or professional employee of the Company or a subsidiary of the Company; and

     WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan;

     NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

     1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Section 5 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

     2. Grant and Terms of Option. Pursuant to action of the Committee, which action was taken on _________________ ("Date of Grant"), the Company grants to Optionee the option to purchase all or any part of ______________________________ (________) shares of the Common Stock of the
Company, of the par value of $0.01 per share ("Common Stock"), for a period of five (5) years from the Date of Grant, at the purchase price of $___________ per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased during the first year of the term hereof; that at any time during the term of this option after the end of the first year from the Date of Grant, Optionee may purchase up to 33-1/3% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the second year from the Date of Grant, Optionee may purchase up to an additional 33-1/3% of the total number of shares to which this option relates; and that at any time after the end of the third year from the Date of Grant, Optionee may purchase up to an additional 33-1/3% of the total number of shares to which this option relates; so that upon the expiration of the third year from the Date of Grant and thereafter during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates. In no event may this option or any part thereof be exercised after the expiration of five
(5) years from the Date of Grant. Without further action or approval by the Committee, the purchase price of the shares subject to the option may be paid for (i) in cash, (ii) by tender of shares of Common Stock already owned by Optionee, or (iii) by a combination of methods of payment specified in clauses
(i) and (ii), but only if Optionee has owned any shares to be tendered for at least six (6) months, all in accordance with Section 7(b) of the Plan. No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless
(i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted.

     3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

     4. Investment Purpose. Optionee represents that, in the event of the exercise by Optionee of the option hereby granted, or any part thereof, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Committee, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Committee shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

     5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

     6. Termination of Employment. In the event of the termination of employment of Optionee other than by death, the option granted may be exercised at the times and to the extent provided in Section 7(f) of the Plan.

     7. Death of Optionee. In the event of the death of Optionee, the option granted may be exercised at the times and to the extent provided in Section 7(g) of the Plan.

     8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

     9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

     10. Option an Incentive Stock Option. This option is intended as, and shall be treated as, an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

     11. Choice of Law. This Agreement shall be construed and administered in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law which might otherwise apply. Any litigation concerning any aspect of this Agreement shall be conducted exclusively in the State or Federal courts in the State of Missouri. Both Company and Optionee expressly waive any right or claim either may have to litigate in any other state or nation and/or under the law(s) of any other state or nation relating to this Agreement.

     12. Additional Provisions. This option shall be subject to any additional provisions set forth in the following Exhibits (if any) attached hereto: Change of Control and Non-Compete. If no Exhibits are attached, the foregoing constitutes the entire Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President pursuant to due authorization, and Optionee has signed this Agreement to evidence Optionee's acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                            ESCO TECHNOLOGIES INC.


                                            By ______________________
                                                       Vice President


                                                 _________________________
                                                       Optionee





                                     EXHIBIT
                               (Change of Control)


Notwithstanding Paragraph 2 of this Option Agreement, in the event of a Change of Control (as hereinafter defined) Optionee may purchase 100% of the total number of shares to which this option relates. For the purposes of this Exhibit, a Change of Control means:

          a. The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

          b. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

          c. Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.





                                     EXHIBIT
                                  (Non-Compete)


Optionee agrees that for the period beginning on the Date of Grant and ending one (1) year after Optionee's termination of employment, Optionee will not, as an individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, other than as a 2% or less shareholder of a publicly traded corporation, do any of the following:

     a. Carry on any business or become involved in any business activity, which is (i) competitive with the business of the Company (or a subsidiary or joint venture of the Company), as presently conducted and as said business may evolve in the ordinary course, and (ii) a business or business activity in which Optionee was engaged in the course of Optionee's employment with the Company (or a subsidiary or joint venture of the Company);

     b. Recruit, solicit or hire, or assist anyone else in recruiting, soliciting or hiring, any employee of the Company (or any subsidiary or joint venture of the Company), for employment with any competitor of the Company (or of any subsidiary or joint venture of the Company);

     c. Induce or attempt to induce, or assist anyone else to induce or attempt to induce, any customer of the Company (or any subsidiary or joint venture of the Company), with whom Optionee or anyone under Optionee's supervision has dealt, or about whom Optionee has been provided any confidential information, to discontinue, divert, reduce or not renew its business with the Company (or with any subsidiary or joint venture of the Company), or disclose to anyone else any confidential information relating to the identities, preferences, and/or requirements of any such customer; or

     d. Engage in any other conduct inimical, contrary or harmful to the interests of the Company (or any subsidiary or joint venture of the Company), including, but not limited to, conduct related to Optionee's employment, or violation of any Company policy.

     Remedies.

     a. In the event of a breach or threatened breach of this Exhibit, the Company shall be entitled, in addition to any other legal or equitable remedies it may have, to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Optionee hereby expressly acknowledges that the harm which might result as a result of any noncompliance by Optionee would be largely irreparable, and Optionee agrees that if there is a question as to the enforceability of any of the provisions of this Exhibit, Optionee will abide by the Exhibit until after the question has been resolved by a final judgment of a court of competent jurisdiction.

     b. The parties acknowledge and agree that the restrictions contained in this Exhibit are reasonable in light of, among other things, the following: (i) The parties' expectations regarding the Exhibit are based on the law of Missouri, where the Company is headquartered and has its principal place of business; (ii) The Company hereby agrees, as a result of Optionee's agreeing to this Exhibit, that the Company shall provide Optionee with confidential, competitively-sensitive and proprietary information; (iii) The Company competes both throughout the United States and in international markets; and (iv) The confidential and competitively-sensitive information which Optionee shall be provided, the customer and other business relationships that Optionee shall be allowed to develop, enhance and/or solidify, and the other benefits that Optionee is receiving as the result of agreeing to this Exhibit, justify the restrictions contained herein.